                                               Filed Pursuant to Rule 424(b)(3)
                                          Registration Statement No. 333-107535
            8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
                                     10 7/8% Senior Subordinated Notes due 2012
                                         CUSIP Nos. 749564 AC 4 and U76218 AB 9

                               R.H. DONNELLEY INC.

                    PROSPECTUS SUPPLEMENT DATED MAY 12, 2004
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                         Senior Subordinated Notes
                                    --------------------------------------    --------------------------------------
                                                                              Principal Amount      Principal Amount
                                      Principal Amount    Principal Amount           of Senior            of Senior
                                       of Senior Notes     of Senior Notes        Subordinated          Subordinated
Name of Selling Security Holder                  Owned             Offered         Notes Owned         Notes Offered
------------------------------------   ---------------   -----------------    ----------------     -----------------
BY Pyramid High Yield...............                --                   --       $    367,000        $      367,000
Citigroup Global Markets Inc........                --                   --            175,000               175,000
Financial Management Advisors LLC...                --                   --          2,675,000             2,675,000